Exhibit 99.1

Marathon Oil Corporation Announces Pricing of Offering of $600 Million of Senior Notes Due 2029 and $600 Million of Senior Notes Due 2034

HOUSTON, March 26, 2024 - Marathon Oil Corporation (NYSE: MRO) (the “Company”) announced today that it has priced an offering of senior notes in an aggregate amount of $1.2 billion, consisting of $600 million principal amount of its 5.300% Senior Notes due 2029 and $600 million principal amount of its 5.700% Senior Notes due 2034.

The Company intends to use the net proceeds from the offering, together with cash on hand, to fund the repayment in full of outstanding borrowings under the Company’s term loan facility. The offering is expected to close on March 28, 2024, subject to customary closing conditions.

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are acting as Joint Book-Running Managers for the offering.

The Company has filed a registration statement (including a base prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before investing, investors should read the prospectus in that registration statement, the prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. These documents may be accessed for free by visiting EDGAR on the SEC’s website at www.sec.gov or by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Morgan Stanley & Co. LLC at 1-866-718-1649, Mizuho Securities USA LLC toll-free at 1-866-271-7403, MUFG Securities Americas Inc. toll-free at 1-877-649-6848 or SMBC Nikko Securities America, Inc. toll-free at 1-888-868-6856.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Marathon Oil

Marathon Oil Corporation (NYSE: MRO) is an independent oil and gas exploration and production (E&P) company focused on four of the most competitive resource plays in the U.S.—Eagle Ford, Texas; Bakken, North Dakota; STACK and SCOOP in Oklahoma; and Permian in New Mexico and Texas, complemented by a world-class integrated gas business in Equatorial Guinea. The Company’s Framework for Success is founded on a strong balance sheet, ESG excellence and the competitive advantages of a multi-basin portfolio.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, statements regarding the Company’s plans and expected timing with respect to the offering and the Company’s repayment of outstanding borrowings under its term loan facility, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, these expectations may not prove to be correct. A number of factors could cause actual results to differ materially from those projected, including, but not limited to: conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, natural gas liquids and natural gas and the resulting impact on price; changes in expected reserve or production levels; changes in political or economic conditions in the U.S. and Equatorial Guinea, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to the Company’s hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; administrative impediments or unexpected events that may impact dividends or other distributions, and the timing thereof, from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic, acts of war or terrorist acts and the governmental or military response thereto; shortages of key personnel, including employees, contractors and subcontractors; the impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax, currency and other regulations, requirements or initiatives, including those addressing the impact of global climate change, air emissions or water management; our ability to achieve, reach or otherwise meet initiatives, plans, or ambitions with respect to environmental, safety and governance matters; our ability to pay dividends and make share repurchases; our ability to secure increased exposure to global LNG market prices and progress on the Equatorial Guinea Gas Mega Hub; impacts of the Inflation Reduction Act of 2022 and our assumptions relating thereto; the risk that assets we acquire do not perform consistent with our expectations, including with respect to future production or drilling inventory; other geological, operating and economic considerations; and the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s 2023 Annual Report on Form 10-K and other public filings. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Media Relations Contact:

Karina Brooks: 713-296-2191

Investor Relations Contacts:

Guy Baber: 713-296-1892

John Reid: 713-296-4380